PATRIOT TRANSPORTATION HOLDING, INC./NEWS

Contact:    John D. Milton, Jr.
            Chief Financial Officer                               904/858-9100

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PATRIOT TRANSPORTATION HOLDING, INC. ANNOUNCES RESULTS FOR THE SECOND QUARTER
ENDED MARCH 31, 2015 IMPACTED BY INTANGIBLE ASSET IMPAIRMENT CHARGE

Jacksonville, Florida; May 6, 2015 - Patriot Transportation Holding, Inc. (NASDAQ-PATI) reported a net loss of $351,000 or ($.11) per diluted share in the second quarter of fiscal 2015 primarily as a result of a $2,074,000 intangible asset impairment charge taken in the quarter, a decrease of $630,000 or $.20 per diluted share compared to net income of $279,000 or $.09 per diluted share in the same period last year. Net income for the first six months of fiscal 2015 was $751,000 or $.23 per share a decrease of $268,000 or $.08 per diluted share compared to net income of $1,019,000 or $.31 per diluted share in the same period last year. During the quarter, the Company recorded an intangible asset impairment charge of $2,074,000, with an after tax impact to net income of $1,265,000, in its consolidated and combined financial statements for the quarter ended March 31, 2015, relating to the Pipeline Transportation acquisition in November 2013. The Company's conclusion that an impairment charge was necessary is the result of (i) the loss of a significant Pipeline customer over the course of the first six months of calendar 2014, and then (ii) the notification from another customer during this quarter that the Company would not be able to retain a sizeable piece of the business the Company acquired from Pipeline at the rates the Company quoted them during a competitive bid process. In both cases, management was not willing to lower our rates to retain the business and chose instead to use our assets and manpower to find and service new business.

The following discussion includes certain non-GAAP financial measures ("adjusted") within the meaning of Regulation G promulgated by the Securities and Exchange Commission ("Regulation G") to supplement the financial results as reported in accordance with GAAP. The non-GAAP financial measures discussed below include adjusted net income, adjusted operating profit and adjusted operating ratio. These non-GAAP financial measures exclude the intangible asset impairment charge incurred in the quarter. Patriot uses these metrics to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance. These measures are not, and should not be viewed as, substitutes for GAAP financial measures. Refer to "Non-GAAP Financial Measures" below in this press release for a more detailed discussion, including reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these adjusted measures better reflect our operating performance during the periods discussed and reflect how management evaluates our operational results. These measures are not, and should not be viewed as substitutes for GAAP reporting measures. The Company's adjusted net income for the quarter was $914,000, or $.28 per diluted share, an improvement of $635,000 or $.19 per diluted share as compared to the second quarter of fiscal 2014. The Company's adjusted net income for the first six months of fiscal 2015 was $2,016,000, or $.62 per diluted share, an improvement of $997,000 or $.31 per diluted share

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as compared to net income of $1,019,000, or $.31 per diluted share, in the same period last year.

Second Quarter Adjusted Operating Results. During the second quarter of fiscal 2015, our total revenue was down $2,163,000 from the same quarter last year. Our total revenue is comprised of two components (i) transportation revenue and (ii) fuel surcharges. Transportation revenue was up $293,000 while fuel surcharge revenue was down $2,456,000, due to the lower price of diesel fuel this quarter versus the same quarter last year. Revenue miles in the quarter were 10,588,000 which was down from 10,858,000 in the prior year quarter. During the second quarter of fiscal 2014, one of the customers acquired during the Pipeline transaction began moving business to our competitors based primarily on pricing. In line with one of our key strategies, Management was not willing to lower our prices to retain business that was not an attractive use of our capital and resources. That loss of business continued on through the third quarter of fiscal 2014 and, by the fourth quarter of fiscal 2014, the Company no longer provided any service to that customer. To date, the Company has successfully replaced most of the revenue miles previously generated by this customer.

Our adjusted operating profit was $1,521,000 up from $492,000 in the same quarter last year. This resulted in an adjusted operating ratio of 94.9% this quarter versus 98.5% in the same quarter last year. The significant items positively affecting our comparative adjusted operating results this quarter versus the same quarter last year were:

  * $508,000 more on gains on equipment which is the result of an improvement of $135,000 on losses due to wrecked equipment in this quarter versus the same quarter last year, gains of $284,000 from the sale of obsolete trailers this quarter versus no gains from trailer sales in the same quarter last year and some additional tractor sales this quarter versus same quarter last year.
  * $435,000 less in other operating expenses due mainly to the Company returning to a normalized level of out-of-town driver related costs this quarter versus 2014 when the Company was dealing with the effects of Pipeline driver turnover following the acquisition.
  * $330,000 less in fuel expense net of fuel surcharge revenue due to the lower cost of diesel fuel and the time lag involved in lowering our customer's fuel surcharges. As diesel prices have stabilized and begun to rise again, the Company believes this trend will reverse itself in the near term.

The significant items negatively affecting our comparative adjusted operating results this quarter versus the same quarter last year were:

  * $299,000 more in corporate expenses due mainly to higher accruals for performance bonuses for corporate executives (as our performance at this time last year indicated the Company would not meet all of our bonus targets) and higher than normal corporate employee medical claims.
  * $215,000 more in insurance and losses due mainly to higher costs related to severe non-corporate employee related medical claims in comparison to our historical experience.
  * $182,000 more in SG&A due mainly to higher management performance bonus accruals.

Six Months Operating Results. During the first six months of fiscal 2015, our total revenue was down $2,037,000 from the same period last year driven by the fact that our fuel surcharge

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revenue was down $3,132,000 in this same period.  Total revenue excluding fuel surcharge revenue for the first six months of the year was up $1,095,000, a 2% improvement over the same period last year despite the fact that revenue miles for the period were down 275,000 from the same period last year. The Company continues to execute on our strategy of increasing prices on all of our business and replacing lower priced business with better opportunities as evidenced by Management's willingness in this period last year, as well as this most recent period, to let sizeable pieces of former Pipeline business go rather than lower our quoted rates when we feel to do so would be an unattractive use of our capital and resources. This strategy may have a short term negative impact on revenues. However, the Company believes it is already seeing the success of these strategies evidenced by the $1,095,000 in higher transportation revenue the Company achieved this quarter on less revenue miles and an improved adjusted operating ratio of 94.5% versus 97.3% in the same period last year.

Our adjusted operating profit was $3,354,000, up $1,625,000 over the same period last year. The significant items positively affecting our comparative adjusted operating results this period versus the same period last year were:

  *  $1,095,000 increase on total revenue excluding fuel surcharge revenue.
  * $707,000 more on gains on equipment which is the result of an improvement of $256,000 on losses due to wrecked equipment in this period versus the same period last year, the sale of $302,000 worth of obsolete trailers this period versus no trailer sales in the prior year period and some additional tractor sales this period versus the same period last year.
  * $932,000 less in fuel expense net of fuel surcharges due to the lower cost of diesel fuel and the time lag involved in lowering our customer's fuel surcharges. As diesel prices stabilized and have begun to rise again, we believe this trend will reverse itself in the near term.
  * $601,000 less in other operating expenses due mainly to the Company returning to a normalized level of out-of-town driver related costs.

The significant items negatively affecting our comparative adjusted operating results this six months versus the same period last year were:

  * $579,000 more in insurance and losses due mainly to higher costs related to severe non-corporate employee medical claims in comparison to our historical experience.
  * $507,000 more in corporate expenses due mainly to one-time spin-off costs ($307,000 versus $53,000 in the first six months of fiscal 2014), accruals for bonuses for corporate executives, increased director compensation and higher corporate employee medical claims.
  * $344,000 more in compensation and benefits due primarily to the increased costs of hiring and training new drivers.
  * $201,000 more in depreciation expense as the Company continues to replace tractors and trailers at higher costs.

Summary and Outlook.

Our total revenue, excluding fuel surcharges, was up $1,095,000 in the first six months of 2015 versus the same period last year on 275,000 less revenue miles. Our adjusted operating ratio improved to 94.5% in the first six months of fiscal 2015 versus 97.3% in the same period last year resulting in an improvement to adjusted operating profit of $1,598,000, a 92% increase over

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the first six months of fiscal 2014.  This is due in part to the normalization of out-of-town driver costs and execution of our strategy of increasing prices on all of our business and replacing lower priced business with better opportunities. In addition, the positive impacts of lower diesel prices and the time lag of passing these on to our customers through reductions in fuel surcharges contributed to our higher adjusted operating profit but, as prices stabilized and are rising again, we expect this trend will reverse itself in the near term. High medical claims costs had a negative impact on our financial results, due in large part to higher than normal costs related to severe medical claims. Management continues to monitor our position with respect to the levels of self-insurance we will carry on medical claims going forward. One-time Spin-off costs also had a negative impact on our results in the first six months of the year as we incurred $307,000 of Spin-off related expenses.

Driver turnover is a major factor that may affect our ability to meet our customer demand and to take on new business. It also increases our driver hiring and training costs which has a negative impact on our operating ratio and financial performance. Management is focusing hard to limit the effects of the driver shortage and driver turnover on our performance and financial results.

Conference Call.   The Company will also host a conference call on
Wednesday afternoon, May 6, 2015 at 3:00 p.m. (EDT). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-800-593-9034 (pass code 97842) within the United States. International callers may dial 1-334-323-7224 (pass code 97842). Computer audio live streaming is available via the Internet through Conference America, Inc.'s website at http://stream.conferenceamerica.com/pth050615 or via the Company's website at www.patriottrans.com. You may also click on this link for the live streaming http://stream.conferenceamerica.com/live. For the archived audio via the internet, click on the following link http://archive.conferenceamerica.com/archivestream/pth050615.wma. If using the Company's website, click on the Investor Relations tab, then select the earnings conference stream. An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 877-919-4059, international callers dial 334-323-0140. The passcode of the audio replay is 7720836. Replay options: "1" begins playback, "4" rewind 30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general economic conditions; competitive factors; political, economic, regulatory and climatic conditions; driver availability and cost; the impact of future regulations regarding the transportation industry; freight demand for petroleum product and levels of construction activity in the Company's markets; fuel costs; risk insurance markets; pricing; energy costs and technological changes. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

Patriot Transportation Holding, Inc. is engaged in the transportation business. The Company's transportation business is conducted through Florida Rock & Tank Lines, Inc. which is a Southeastern transportation company concentrating in the hauling by motor carrier of liquid and dry bulk commodities.

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                                 Continued

            PATRIOT TRANSPORTATION HOLDING, INC. AND SUBSIDIARIES
             CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
                               (In thousands)
                                (Unaudited)


                                 THREE MONTHS ENDED        SIX MONTHS ENDED
                                     MARCH 31,                 MARCH 31,
                                  2015        2014          2015      2014
                                  ----        ----          ----      ----

Revenues:
  Transportation revenues     $ 27,093      26,800      $ 54,385    53,290
  Fuel surcharges                2,644       5,100         7,069    10,201
                                ------      ------        ------    ------
Total revenues                  29,737      31,900        61,454    63,491

Cost of operations:
  Compensation and benefits     11,773      11,816        23,756    23,412
  Fuel expenses                  4,861       7,647        10,866    14,930
  Repairs & tires                1,906       2,031         3,720     3,877
  Other operating                  988       1,423         2,125     2,726
  Insurance and losses           2,778       2,563         5,617     5,038
  Depreciation expense           2,124       2,063         4,232     4,031
  Rents, tags & utilities          954       1,006         1,895     1,777
  Sales, general & admin.        2,314       2,132         4,636     4,518
  Corporate expenses             1,132         833         2,051     1,544
  Intangible asset impairment    2,074           0         2,074         0
  Gain on equipment sales         (614)       (106)         (798)      (91)
                                ------      ------        ------    ------
Total cost of operations        30,290      31,408        60,174    61,762

Total operating (loss) profit     (553)        492         1,280     1,729

Interest income and other            -           -             -         -
Interest expense                   (23)        (35)          (49)      (58)
                                ------      ------        ------    ------
Income before income taxes        (576)        457         1,231     1,671
Provision for income taxes        (225)        178           480       652
                                ------      ------        ------    ------
Net (loss) income               $ (351)        279         $ 751     1,019
                                ======      ======        ======    ======
Comprehensive (loss) income     $ (351)        279         $ 751     1,019
                                ======      ======        ======    ======

Earnings(loss) per common share
  Net (loss) income-
    Basic                        (0.11)       0.09          0.23      0.31
    Diluted                      (0.11)       0.09          0.23      0.31

Number of shares (in thousands)
  used in computing:
 -basic earnings per common
  share                          3,261       3,243         3,261     3,243
 -diluted earnings per common
  share                          3,261       3,243         3,269     3,243

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Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, Patriot presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.
The non-GAAP financial measures included in this press release are adjusted net income, adjusted operating profit and adjusted operating ratio. Patriot uses these non-GAAP financial measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance. These measures are not, and should not be viewed as, substitutes for GAAP financial measures.

Adjusted Net Income (Loss)

Adjusted net income (loss) profit excludes the impact of the intangible asset impairment charge. Adjusted net income (loss) profit is presented to provide additional perspective on underlying trends in Patriot's core operating results. A reconciliation between net income (loss) profit and adjusted net income (loss) is as follows:

                                 Three months ended       Six months ended
                                   March 31, 2015          March 31, 2015
                                 ------------------      ------------------
Net Income (loss)                $            (351)                    751
Adjustments:
  Intangible asset impairment charge         1,265                   1,265
                                 ------------------      ------------------
Adjusted net income              $             914                   2,016
                                 ==================      ==================

Adjusted Operating Ratio

Adjusted operating ratio excludes the impact of the intangible asset impairment charge. Adjusted operating ratio is presented to provide additional perspective on underlying trends in Patriot's core operating results. A reconciliation between operating ratio and adjusted operating ratio is as follows:

                                 Three months ended       Six months ended
                                   March 31, 2015          March 31, 2015
                                 ------------------      ------------------
Operating ratio                              101.9%                  97.9%
Adjustments:
  Intangible asset impairment charge          (7.0%)                 (3.4%)
                                 ------------------      ------------------
Adjusted operating ratio                      94.9%                  94.5%
                                 ==================      ==================

Adjusted Operating (Loss) Profit

Adjusted operating (loss) profit excludes the impact of the intangible asset impairment charge. Adjusted operating (loss) profit is presented to provide additional perspective on underlying trends in Patriot's core operating results. A reconciliation between operating (loss) profit and adjusted operating (loss) profit is as follows:

                                 Three months ended       Six months ended
                                   March 31, 2015          March 31, 2015
                                 ------------------      ------------------
Operating  (loss) profit         $             (553)                 1,280
Adjustments:
  Intangible asset impairment charge          2,074                  2,074
                                 ------------------      ------------------
Adjusted operating profit        $            1,521                  3,354
                                 ==================      ==================

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